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SANWA
BANK
CALIFORNIA

                                   PROMISSORY NOTE


June 23, 1997                                                 Fresno, California

    FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of SANWA BANK CALIFORNIA (the "Bank"), at its Fresno Commercial Banking Center Office or at such other place or to such other parties as the holder of this Note may from time to time designate in writing, the principal sum of THREE MILLION DOLLARS ($3,000,000) or, if applicable, the aggregate unpaid principal amount of all advances made by the Bank hereunder to the Borrower, whichever is less, together with interest thereon. Any sums repaid under this Note may not be reborrowed.

    Interest shall accrue and principal and interest shall be payable as follows:

    1. Interest shall accrue from the date of each advance under this Note at one of the following rates, as quoted by the Bank and as elected by the Borrower below:

         (a) VARIABLE RATE ADVANCES: A variable rate per annum equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate (the "Reference Rate") and as to which loans may be made by the Bank at, below or above such reference rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

         (b) FIXED RATE ADVANCES: A fixed rate quoted by Bank in its sole discretion for each Advance (the "Fixed Rate") and for such period of time that the Bank may quote and offer, provided that any such period of time shall be for at least 30 days and provided that any such period of time does not extend beyond the maturity date of this Note (the "Interest Period") for advances in the minimum amount $100,000. Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

              Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

              If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

    2. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may borrow under this Note by requesting a Variable Rate Advance or a Fixed Rate Advance. A Variable Rate Advance or a Fixed Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p. m. on the day such Advance is requested to be made, such Variable Rate Advance or Fixed Rate Advance may, at the Bank's option, be made on the next business day.

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    3.  The Borrower may elect:

         (a) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the business day on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

         (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice (as prescribed herein) of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Fixed Rate the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

    4. The Borrower may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Fixed Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

    The Bank shall be entitled to fund all or any portion of its advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of U.S. Treasury securities in the amount of the relevant advance and in maturities corresponding to (i) the then applicable Interest Period (ii) the date of such purchase to the maturity date hereunder.

    5. During any period of time in which interest on any advance is accruing on the basis of the Fixed Rate the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

    6. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant advance and for a period of time approximately equal to the relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any advance bearing interest at the Fixed Rate, shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

    7. On September 5, 1997, the entire unpaid principal balance, together with accrued and unpaid interest, shall be due and payable.

    The acceptance by the holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding


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payments or to declare a default as herein provided for any failure to so pay.
The acceptance by the holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by failure to pay the whole of such installment and shall not constitute a waiver of the holder's rights to require full payment when due of all future or succeeding installments. Any partial payments shall first be applied to pay accrued interest and the remaining portion of such payments, if any, shall be applied to reduce the outstanding principal balance.

    Any advance under this Note shall be conclusively presumed to have been made to and for the Borrower's benefit when the proceeds of such advance payment are disbursed in accordance with the Borrower's instructions or deposited into an account of the Borrower maintained at the Bank.

    In the event that an action is instituted to collect this Note, or any portion hereof, the Borrower promises to pay all costs of collection, including but not limited to reasonable attorneys' fees, court costs and such other sums as the court may establish.

    8. Any one or more of the following described events shall constitute an event of default under this Note:

         (a) The Borrower shall fail to pay any amount under this Note when due.

         (b) If there is a default under any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness of the Borrower, whether such indebtedness is direct or indirect, absolute or contingent.

         (c) Any representation or warranty made by the Borrower under or in connection with this Note or any financial statement given by the Borrower or any guarantor of this Note shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

         (d) The Borrower or any guarantor of this Note shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; or (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

         (e) Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

         (f) Any guaranty of this Note shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

         (g) Any subordination agreement shall be revoked or limited or its enforceability or validity shall be contested by any creditor signatory thereto, by operation of law, legal proceeding or otherwise.


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         (h)  The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

         (i) If there occurs a material adverse change in the Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the outstanding principal or interest under this Note or there is a material impairment of the value or priority of the Bank's security interest in any collateral securing the Borrower's obligations under this Note.

         (j) There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

    Upon the occurrence of any event of default described above, the holder of this Note, at its election, may declare the entire balance of principal and interest thereon immediately due and payable, together with all costs of collection, including, but not limited to, reasonable attorney's fees and all expenses incurred in connection with the protection of, or realization on, the security for this Note. The Borrower hereby waives presentment, demand, notice and protest. Interest thereafter on the unpaid principal balance, accrued interest and costs incurred shall be payable at a rate which is 3% per annum in excess of the rate otherwise charged according to the terms of this Note.

    This Note is not assumable without the express prior written consent of the holder. No obligation is imposed upon the Bank or the holder of this Note to make any advance to the Borrower, it being agreed that all advances hereunder are optional.

    Every provision hereof is intended to be several.  If any provision of this
Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

    This Note is made in the State of California, and it is mutually agreed that California law shall apply to the interpretation of the terms and conditions of this Note.

    The liability of the makers under this Note is joint and several. The makers, endorsers and/or guarantors hereof do hereby severally waive presentment, demand, protest and notice of protest, dishonor and nonpayment. Such parties expressly consent to the extension of time for the performance of any obligation hereunder and the release of any party liable for the obligation. The release of any party liable hereon shall not operate to release any other party liable hereon.

                   [PAGE 4 ENDS HERE.  SIGNATURES APPEAR ON PAGE 5]


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    This Note is subject to the terms and conditions of that certain Crop Line of Credit dated as of June 4, 1997, by and between Bank and Borrower and in the principal amount of $10,500,000.

                                  BORROWER:


                                  SCHEID VINEYARDS, INC.

                                  By:  /s/ Alfred G. Scheid
                                     ----------------------------------------
                                            Alfred G. Scheid, President

                                  By: /s/ Ernest M. Brown
                                     ----------------------------------------
                                            Ernest M. Brown, Secretary

                                  Address:  13470 Washington Blvd., Suite 300
                                            Marina Del Rey, CA  90292



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